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                           ISIS PHARMACEUTICALS, INC.
                               10B5-1 TRADING PLAN

         This 10b5-1 Trading Plan, (the "Trading Plan"), between ISIS PHARMACEUTICALS, INC. ("Isis") and GOLDEN TRIANGLE SECURITIES LLC ("Broker"), is entered into on February 26, 2002. Capitalized terms not otherwise defined herein will have the meanings given to them in Exhibit A attached hereto.

         1.       RECITALS.

                  (a) This Trading Plan is entered into between Isis and Broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c) under the Exchange Act.

                  (b) The purpose of this Trading Plan is to provide a mechanism by which eligible Sellers can orderly dispose of a portion of each Seller's holdings of Stock, including Stock that such Seller has the right to acquire under the Options.

                  (c)      Isis and Broker hereby agree as follows:

         2. APPOINTMENT. Isis hereby appoints and authorizes Broker to sell shares of Stock pursuant to the terms and conditions set forth below and in the applicable Sellers Plan. Subject to the terms and conditions set forth below, Broker hereby accepts such appointment.

         3. SELLERS PLANS. Each Seller may establish up to three individual Sellers Plans with Broker in any Sales Period. In connection with such Sellers Plans, each Seller will establish an account at Broker in the name of and for the benefit of Seller (the "Plan Account"). Sales under each Sellers Plan cannot begin until the Broker receives (i) the Plan Shares, to the extent such Plan Shares are currently owned by Seller, (ii) a properly executed Seller Representation Letter and (iii) a properly completed and executed Sellers Plan, including an acknowledgment by Isis.

         4. OBLIGATIONS OF BROKER. With respect to each Sellers Plan, Broker will have the following obligations:

                  (a) Broker will sell the Plans Shares for the account of each Seller according to the terms of the Seller's Sellers Plan.

                  (b) Broker will not sell any Stock when broker is in possession of any material nonpublic information concerning Isis or its securities.

                  (c) Once a Sellers Plan becomes effective, Broker will not allow Seller to exercise, any influence over how, when or whether to effect sales of Stock pursuant to the Sellers Plan.


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                  (d)      Broker will withdraw Stock from Seller's Plan Account
in order to effect sales of Stock under Seller's Sellers Plan. Broker will exercise Options to effect such sales according to the Seller's Option Priority Guidelines.

                  (e) Broker will deliver the proceeds from each sale of unrestricted Stock effected under a Sellers Plan to Seller's Account on a normal three-day settlement basis less any commission, commission equivalent, mark-up or differential and other expenses of sale to be paid to Broker. With respect to each sale of restricted Stock, Broker will deliver the net proceeds from such sales as soon as reasonably practicable.

                  (f) Broker will, in connection with the exercise of Options, remit to Isis the exercise price thereof along with such amounts as may be necessary to satisfy withholding obligations. These amounts will be deducted from the proceeds of the sale of the Stock.

                  (g) To the extent that any Stock remains in the Plan Account upon termination of the Sellers Plan, Broker agrees to return such Stock promptly to the Seller.

                  (h) Broker agrees to conduct all sales pursuant to each Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event will Broker effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144 or will violate the "short-swing profit" provisions of Section 16 of the Exchange Act. Broker will file Forms 144 on behalf of Seller as required by applicable law.

                  (i) Promptly after each Sale, Broker will advise Seller in writing as to the number of shares of Stock sold, the date of each sale and the sales price.

                  (j) Broker will suspend or terminate a Sellers Plan and cancel any pending sale upon notice from Isis of a Suspension Event (such notice to specify termination or suspension of the Sellers Plan). In the event of a suspension, Broker will cancel any open orders for sales of Plan Shares and will cease placing orders for Sales of Plan Shares under the Sellers Plan until Broker receives written notice from Isis stating that the relevant Suspension Event is no longer in effect. Upon Broker's receipt of notice from Isis, Broker may resume placing orders for sales of the Plan Shares in accordance with the terms and conditions of this Trading Plan and the applicable Sellers Plan; PROVIDED, HOWEVER, that Broker will not reinstate any orders cancelled due to a suspension and will not place any orders that would have been placed during the suspension.

                  (k) Broker will not sell more than an aggregate of 30,000 shares on any single Trading Day for any individual Seller under all the Sellers Plans established by such Seller. Notwithstanding the foregoing, Broker may sell more than this specified limit if (i) such sale is reasonably necessary to facilitate the exercise of Options that will expire within three Trading Days of such sale and (ii) the Company's Chief Financial Officer has authorized such a trade according to the notice provisions below.

         5.       TERMINATION; AMENDMENT.


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                  (a)      TRADING PLAN. This Trading Plan may be Terminated by
Isis at any time upon written notice to Broker. The parties hereto may amend this Trading Plan in writing by mutual written agreement.

                  (b) VOLUNTARY TERMINATION OF SELLERS PLAN. Seller may terminate a Sellers Plan only during the last five Trading Days of a Sales Period by providing Broker and Isis advance written notice. The terminations will become effective on September 30 of the Sales Period in which proper termination notice was given.

                  (c) AUTOMATIC TERMINATION OF SELLERS PLAN. An applicable Sellers Plan will automatically terminate on any of the following dates: (i) the date Broker is required to terminate the Sellers Plan under Section 4(j) of this Trading Plan, (ii) the 90th day following the date Broker receives notice of the death of the Seller or of Seller's termination from Isis, (iii) the date Isis or any other entity publicly announces a tender or exchange offer with respect to the Stock or a merger or acquisition of Isis, or (iv) the date Broker receives notice of the commencement or impending commencement of any proceeding relating to or triggered by Seller's bankruptcy or insolvency.

                  (d) TERMINATION FOR BREACH. Isis may terminate a Sellers Plan immediately upon the breach of a representation or covenant contained in the applicable Seller's Seller Representation Letter.

                  (e) NO AMENDMENT OF SELLERS PLAN. Seller may not amend a Sellers Plan.

         6.       GENERAL.

                  (a) The prices and share amounts set forth in this Trading Plan and in each Sellers Plan will be automatically adjusted on a proportionate basis to take into account any stock split, stock dividend or any change in the capitalization similarly affecting the Stock of the Isis that occurs during the Sales Period.

                  (b) This Trading Plan, including exhibits, constitutes the entire agreement between the parties with respect to this Trading Plan and supercedes any prior agreements or understandings between the parties with regard to the Trading Plan.

                  (c) Any notice required to be given under this Trading Plan or a Sellers Plan will be addressed to the relevant party at the address set forth below.

                  To Broker:           Golden Triangle Securities LLC
                                       PO Box 222298
                                       Carmel, CA 93923
                                       Attn: Steve Holber and Peter Albano
                                       Fax:  (831) 626-5575
                                       Phone:  (831) 626-5570

                  To Isis:             Isis Pharmaceuticals, Inc.
                                       2292 Faraday Avenue
                                       Carlsbad, CA 92008


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                                       Attn:  Executive Vice President
                                       Fax:     760-931-3861
                                       Phone:   760-603-2707

                  with copies to:      Linda Powell
                                       Fax:     760-603-3820

                  To Seller:           The contact information specified in the
                                       applicable Seller Representation Letter.

         Notice will be deemed sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; (c) if delivered by overnight courier, the next business day such overnight courier regularly makes deliveries; or (d) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within one business day after the transmission, the recipient informs the sender that the recipient has not received the entire notice.

                  (d) This Trading Plan may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (e) If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Trading Plan will continue and remain in full force and effect.

                  (f) This Trading Plan and any Sellers Plan is not an employment contract and nothing in such plans will create in any way whatsoever any obligation on a Seller's part to continue in the employ of Isis, or of Isis to continue Seller's employment with Isis.

                  (g) In the event of any conflict between the provisions of a Sellers Plan and those of this Trading Plan, the provisions of this Trading Plan will control.

                  (h) The parties' rights and obligations under this Trading Plan will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.


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         IN WITNESS WHEREOF, the undersigned have entered into this Trading Plan as of the date first written above.

                                         ISIS PHARMACEUTICALS, INC.


                                         /s/ B. LYNNE PARSHALL
                                         -------------------------------------
                                         B. Lynne Parshall
                                         Executive Vice President


                                         GOLDEN TRIANGLE SECURITIES LLC


                                         /s/ STEVEN HOLBER
                                         -------------------------------------
                                         Steven Holber
                                         President




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                                    EXHIBIT A
                                   DEFINITIONS

"Daily Sales Amount" has the meaning set forth in the applicable Sellers Plan.

"Effective Date" means, with respect to a Sellers Plan, the date the Seller Representation Letter was executed by Seller and accepted by Broker.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Options" means the outstanding stock options issued by Isis listed in the applicable Sellers Plan.

"Option Priority Guidelines" has the meaning set forth in the applicable Sellers Plan.

"Minimum Sales Price" has the meaning set forth in the applicable Sellers Plan.

"Plan Shares" means (i) the Stock and (ii) the Stock issuable upon exercise of the Options, to be sold pursuant to the Sellers Plan.

"Rule 144" means Rule 144 under the Securities Act.

"Sales Period" The first Sales Period will begin on the effective date of this Trading Plan and will end on September 30, 2002. Thereafter, Sales Periods will begin every year on October 1 (beginning with October 1, 2002) and will end on September 30 of the following year until this Trading Plan or the applicable Sellers Plan is terminated.

"Sellers Plan" means a Sellers Plan in the form attached hereto as Exhibit B entered into between Broker and a Seller.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller Representation Letter" is the seller representation letter, a form of which is attached hereto as Exhibit C.

"Seller" means Isis' executive officers, members of its Board of Directors and other individuals specified by Isis who participate in the Trading Plan and who have agreed to only sell Stock under the Trading Plan.

"Stock" means the common stock, $0.001 par value per share, of Isis.

"Suspension Event" means a legal, contractual or regulatory restriction that is applicable to Seller or Seller's affiliates that does not permit the execution of sales made under a Sellers Plan (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about Isis or its securities subsequent to the execution of the Sellers Plan), including, without limitation, (i) any restriction related to a merger or acquisition, (ii) a stock


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offering requiring an affiliate lock-up, that would prohibit any sale pursuant to the Trading Plan, or (iii) a potential violation of Section 16 of the Exchange Act.

"Trading Day" means any day during the Sales Period that the Nasdaq Stock Market is open for business and the Stock trades regularly on such day.



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                                    EXHIBIT B

                                  SELLERS PLAN

EFFECTIVE DATE:  _________________

SELLER'S NAME:  _______________

SELLER'S ACCOUNT NUMBER:  _______________

COMMISSIONS:

PLAN SHARES:

         ___________ shares of Stock owned by Seller; and

         ___________ shares of Stock issuable upon the exercise of the Options listed on the last page of this Sellers Plan.

OPTION PRIORITY GUIDELINES:

         (PLEASE CHECK ONLY ONE OF THE FOLLOWING)

         | | Exercise first those Options with the earliest expiration date; or

         | |      Exercise first those Options with the lowest exercise price.
         (PLEASE CHECK ONLY ONE OF THE FOLLOWING)

         | | To complete sales under this Sellers Plan, Broker will sell the Plan Shares owned by Seller first, before exercising any Options (except if such Options are about to expire); or

         | | To complete sales under this Sellers Plan, Broker will sell the shares issuable upon exercise of the Options first, before selling the Plan Shares owned by Seller.

         IN THE EVENT THAT UNEXERCISED OPTIONS ARE ABOUT TO EXPIRE, BROKER WILL EXERCISE SUCH OPTIONS ON OR BEFORE THE LAST TRADING DAY PRIOR TO THE EXPIRATION DATE OF THE OPTIONS.

         Broker will in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than then current market price of the Stock.


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INSTRUCTIONS:

During the Sales Period, Broker will sell the Daily Sales Amount, if any, for the account of Seller on each Trading Day under ordinary principles of best execution at the then-prevailing market price; provided that Broker will not sell any shares of Stock under a Sellers Plan at a price of less than the Minimum Sales Price.

If, consistent with ordinary principles of best execution, Broker cannot sell the Daily Sales Amount on any Trading Day, then the amount of such shortfall may be sold as soon as practicable on the immediately succeeding Trading Day and on each subsequent Trading Day as is necessary to sell such shortfall consistent with the ordinary principals of best execution. If any shortfall exists after the close of trading on the last Trading Day prior to the termination of this Trading Plan or the applicable Sellers Plan, Broker's obligation and authorization to sell such shares will terminate.

MINIMUM SALES PRICE:

         | | $_______ per share (before deducting any commission, commission equivalent, mark-up or differential and other expenses of sale); or

         | | The greater of (i) the 20-day trailing average closing sale price of the Stock, as reported by Bloomberg (or, if such trailing average price is not reported by Bloomberg, the 20-day trailing average closing sale price as calculated by Broker, whose calculation shall be final and binding absent gross error), or (ii) $_______ per share (before deducting any commission, commission equivalent, mark-up or differential and other expenses of sale); or

         | | For each number of shares listed on the table below, the Minimum Sales Price will be the price opposite such number of shares.

---------------------------------------- --------------------------------------
NUMBER OF SHARES                         MINIMUM SALES PRICE
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

---------------------------------------- --------------------------------------

---------------------------------------- --------------------------------------

---------------------------------------- --------------------------------------


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DAILY SALES AMOUNT (PLEASE CHECK ONLY ONE OF THE FOLLOWING):

         | |      Broker will set the Daily Sales Amount in its sole discretion;
                  or

         | |      _________ shares of Stock; or

         | | an amount of Stock resulting in aggregate proceeds (after deducting any commission, commission equivalent, mark-up or differential, other expenses of sale, exercise prices (if any), withholding taxes and other expenses of exercise) of $________; or

         | | ______ shares of Stock, EXCEPT if ________ or more shares of Stock have been sold under this Sellers Plan within the ______ days preceding the current Trading Day, then the Daily Sales Amount will be zero shares.

RELOAD FEATURE

         | | On the first day of each Sales Period, unless this Sellers Plan is otherwise terminated, new shares of stock will be added as Plan Shares to this Sellers Plan equal to the greater of (i) the number of Plan Shares in the preceding Sales Period minus any shares not sold pursuant to the Sellers Plan during the preceding Sales Period or (ii) the number of shares of Stock subject to stock options held by Seller that will expire during the then current Sales Period. If necessary to reload the Plan Shares (as described above), the Options will be updated to add the earliest to expire stock options of the Seller until the Plan Shares have been reloaded. Notwithstanding the foregoing, Options will not be added to this Sellers Plan that will not vest within the then current Sales Period.


OTHER INSTRUCTIONS:
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                                    EXHIBIT C
                          SELLER REPRESENTATION LETTER
                    SELLER REPRESENTATION AND COVENANT LETTER


Date:    __________________

Golden Triangle Securities LLC
PO Box 222298
Carmel, CA 93923
Attn: Steve Holber

Dear Steve:

         In consideration of your accepting orders to sell the Stock of Isis Pharmaceuticals, Inc. ("Isis") under the Isis Pharmaceuticals 10b5-1 Trading Plan (the "Trading Plan") and the Sellers Plan (as defined below), the Seller makes the representations and agrees to the covenants set forth below.

         All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Trading Plan. The terms of the Trading Plan are incorporated herein by reference. In the event of any conflict between the provisions of this letter and the Trading Plan, the provisions of the Trading Plan will control.

         Seller hereby appoints and authorizes Broker to sell shares of Stock pursuant to the terms and conditions of the Trading Plan and the Sellers Plan attached hereto and incorporated herein by reference as Exhibit I (the "Sellers Plan"). Broker hereby accepts such appointment.

         SELLER REPRESENTATIONS.

         7. Sales of Stock under the Sellers Plan have been approved by an authorized representative of Isis.

         8. As of the date hereof, Seller is not aware of any material nonpublic information concerning Isis or its securities. Seller is entering into the Sellers Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

         9. The Stock to be sold under the Sellers Plan is owned free and clear by Seller (subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such options) and is not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between Seller and Broker or imposed by Rules 144 or 145 under the Securities Act.

         10. Seller has had an opportunity to discuss the Sellers Plan with his or her own advisors as to the legal, tax, business, financial and related aspects of the Sellers Plan and has determined that the Sellers Plan meets the affirmative defense criteria set forth in Rule 10b5-


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1(c). Seller has not relied upon Broker or Isis (or any person affiliated with
Broker or Isis) in connection with, Seller's adoption and implementation of the Sellers Plan.

         11. Seller acknowledges and agrees that, once the Sellers Plan becomes effective, Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to the Sellers Plan.

SELLER COVENANTS.

         12. While the Sellers Plan is in effect, Seller agrees not to (i) sell any securities of Isis outside of the transactions contemplated by the Trading Plan, (ii) enter into or alter any corresponding or hedging transaction or position with respect to the Stock covered by the Sellers Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock), and (iii) alter or deviate from the terms of the Sellers Plan.

         13. Seller agrees to deliver to Broker the Plan Shares pursuant to the Sellers Plan to be placed into Seller's Plan Account prior to the commencement of sales under the Sellers Plan.

         14. Seller agrees to make appropriate arrangements with Isis and its transfer agent and stock plan administrator to permit Broker to furnish notice to Isis of the exercise of the Options and to have underlying shares delivered to Broker as necessary to effect sales under the Sellers Plan. Seller hereby authorizes Broker to serve as Seller's agent and attorney-in-fact and, in accordance with the terms of the Sellers Plan, to exercise the Options. Seller agrees to complete, execute and deliver to Broker cashless exercise forms, in sufficient form to allow for the exercise of Options pursuant to the Sellers Plan at such times and in such numbers as Broker may reasonably request.

         15. Seller will not, directly or indirectly, communicate any information relating to the Stock or Isis to any employee of Broker or its affiliates who is involved, directly or indirectly, in executing the Sellers Plan at any time while the Sellers Plan is in effect.

         16. Seller agrees to notify Broker's compliance office by telephone or facsimile as soon as practicable if Seller becomes aware of the occurrence of any Suspension Event. Such notice will indicate the anticipated duration of the restriction, but will not include any other information about the nature of the restriction or its applicability to Seller and will not in any way communicate any material nonpublic information about Isis or its securities to Broker.

         17. Seller understands and agrees that so long as it is an "affiliate" of Isis for purposes of Rule 144 under the Securities Act, all sales under the Plan will be in accordance with Rule 144. Seller agrees not to take any action that would cause Seller to aggregate sales under the Sellers Plan with sales of other securities of the issuer pursuant to Rule 144, and not to take any action that would cause the sales under the Plan not to comply with Rule 144.

         18. Seller agrees to complete, execute and deliver to Broker Forms 144 for the sales to be effected under the Sellers Plan at such times and in such numbers as Broker reasonably requests. The "Remarks" section of each Form 144 will state that the sale is being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c) and will indicate the date the Sellers Plan was adopted and that the representation is made as of such date.


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         19.      Seller agrees to make all filings, if any, required under
Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

         20. Seller agrees that Seller will at all times during the Sales Period, in connection with the performance of the Sellers Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         21. Seller will notify Broker and Isis of any other purchase or sale transactions involving securities of Isis that are not contemplated by the Trading Plan.



                                        Very truly yours,


                                        ---------------------------
                                        [name]
                                        [address]
                                        [telephone]
                                        [fax]


AGREED:                                              ACKNOWLEDGED:

Golden Triangle Securities LLC                       Isis Pharmaceuticals, Inc.



                                                     _________________________
---------------------------
Steven Holber                                         B. Lynne Parshall
President                                             Executive Vice President


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